Exhibit 99.3

Specific Active Immunotherapeutics –
Targeting the EGFR Pathway

CancerVax Corporation is a biotechnology company focused on the research, development and commercialization of novel biological products for the treatment and control of cancer. The Company has unique expertise in the field of specific active immunotherapies (SAIs), also known as therapeutic cancer vaccines.

CancerVax has signed non-binding letters of intent with CIMAB, S.A., a Cuban company, and YM Biosciences, Inc., a Canadian company, relating to the license of three SAIs targeting the epidermal growth factor receptor (EGFR, also known as HER-1) signaling pathway for the treatment of cancer. CancerVax has submitted a license application to the United States Department of Treasury’s Office of Foreign Assets Control seeking approval to enter into definitive license agreements for this technology, and plans to execute the license agreements for this technology as soon as such approval is received. The Company’s license application is currently being reviewed, but there can be no assurance that such a license will be granted.

The three investigational SAI product candidates that CancerVax plans to license, referred to as SAI-EGF, SAI-TGF-α and SAI-EGFR-ECD, may stimulate the immune system to produce antibodies that may reduce EGFR activity and result in decreased tumor growth. Since each of these SAIs targets a different aspect of the EGFR pathway, it is possible that they may be used as single agents, with each other, or in combination with other EGFR-targeted therapies. They may also be used with cytotoxics or other novel therapies for the treatment of cancer. The lead product candidate, SAI-EGF, has demonstrated encouraging results in multi-center Phase 1/2 clinical trials in late-stage non-small-cell lung cancer (NSCLC). SAI-TGF-α and SAI-EGFR-ECD are in preclinical development. Patents associated with these product candidates have been issued and are pending in the United States and other countries.

EGFR Pathway — Role in Regulating Tumor Growth

Dysregulation of the EGFR pathway is associated with the spread of tumors (metastases), decreased survival, and decreased effectiveness of chemotherapy and radiotherapy. Increased stimulation of the EGFR pathway may occur as a direct result of over-expression of EGFR, epidermal growth factor (EGF), or transforming growth factor-alpha (TGF-α). EGF and TGF-α are proteins that bind to and activate EGFR. Some cancerous cells secrete EGF and TGF-α which, in turn, fuel their growth and proliferation by increased activation of the EGFR pathway.

The importance of the EGFR signaling pathway in the treatment of cancer is supported by recent FDA approvals of products targeting this pathway and by promising clinical results from other EGFR targeted therapies in development. The FDA has approved two cancer drugs that target the EGFR signaling pathway, including Iressa™ (gefitinib; AstraZeneca Pharmaceuticals LP), an EGFR tyrosine kinase inhibitor for refractory stage IV NSCLC, and Erbitux™ (cetuximab; ImClone Systems, Inc.), an EGFR monoclonal antibody for Stage IV refractory colorectal cancer. Recently, Genentech, Inc., OSI Pharmaceuticals, Inc., and Roche Holdings AG, announced positive results from a randomized, Phase 3 clinical trial in late-stage NSCLC for their EGFR tyrosine kinase inhibitor, Tarceva™ (erlotinib HCl). Preliminary information indicates that treatment with Tarceva™ increased overall survival in NSCLC patients with late-stage disease.

EGFR Pathway — Specific Active Immunotherapy Product Candidates

Specific active immunotherapy is an approach in which cells, cell fragments or proteins are utilized as antigens to stimulate the immune system. For example, SAI-EGF stimulates the immune system to develop antibodies that specifically target EGF. In addition to developing antibodies, SAIs may elicit a T cell response. By recruiting the patient’s own immune system, this approach may provide a multi-faceted immune response, resulting in broader activity at the target with corresponding biologic effects on tumor growth and proliferation. SAIs are also typically well tolerated.

•	SAI-EGF (Phase 1/2)

SAI-EGF is an investigational SAI composed of recombinant human EGF coupled to a proprietary immunogenic carrier protein, p64K, which is administered with a general immune system stimulant, known as an adjuvant. SAI-EGF stimulates the immune system to produce antibodies that target EGF. The antibodies bind to EGF circulating in the patient’s bloodstream and interrupt the pathways that lead to cell growth. This approach differs from existing EGFR pathway inhibitors, such as monoclonal antibodies and tyrosine kinase inhibitors, in that it 1) utilizes the body’s own defense mechanisms to target cancer cells and 2) targets the EGF molecule, which activates the EGFR receptor, as opposed to targeting the receptor itself. This approach is similar to the cancer drug Avastin™ (bevacimzumab; Genentech, Inc.), which binds vascular endothelial growth factor (VEGF), the molecule that activates the VEGF receptor.

Encouraging results in patients administered the investigational SAI-EGF with late-stage NSCLC have been observed in several preliminary Phase 1/2 studies conducted in Canada, the UK and Cuba. Survival appeared to be longer in patients with stronger immunogenic responses to SAI-EGF than those who had a poor immunogenic response. Most adverse events in these studies were classified as mild to moderate.

•	SAI-TGF-α (preclinical)

SAI-TGF-α is an investigational SAI that may stimulate the immune system to develop antibodies that target TGF-α, another common molecule that activates EGFR. Blocking TGF-α by itself may provide a therapeutic benefit in certain cancers and may also enhance the therapeutic effect when used in combination with other EGFR inhibitors.

•	SAI-EGFR-ECD (preclinical)

SAI-EGFR-ECD is an investigational SAI that may stimulate the immune system to develop antibodies that target a portion of the EGFR that resides outside of the cell membrane, i.e. the extracellular domain (ECD). Stimulating the immune system with an SAI against the receptor itself may offer a unique approach to target the EGFR pathway.

The Company believes that these SAI product candidates would enhance its pipeline and may be complementary to other CancerVax technologies, as well as to chemotherapy, radiotherapy, other immunotherapies and agents targeting signaling pathways including EGFR.

Need for Novel anti- EGFR Pathway Agents

Interference with signaling through the EGFR pathway represents a potentially broad therapeutic approach. Over-stimulation of this pathway has been documented in cancers of the lung, colon, breast, prostate, bladder, pancreas, head and neck, and ovaries. Dysregulation of the EGFR pathway is associated with increased tumor spread and a worsened prognosis for patients. Although several products that impact this pathway have been approved, response rates have been low and no increase in overall survival has been seen in randomized clinical trials of approved EGFR inhibitors in combination with chemotherapy.

Initial clinical investigations of SAI-EGF have focused on treating NSCLC. According to the World Health Organization, lung cancer is the most frequently diagnosed cancer in the world, with over 1.2 million cases reported in 2000, and the leading cause of cancer death, with over 1.1 million deaths reported in 2000. The American Cancer Society estimates that more than 173,000 cases of lung cancer were diagnosed in the United States in 2003. The National Cancer Institute reports that NSCLC represents approximately 80% of all cases of lung cancer in the United States, and represents an unmet medical need. The five-year overall survival of all stages of NSCLC is approximately 15%.

Forward Looking Statements
CancerVax cautions you that statements included herein that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by CancerVax that any of its plans will be achieved. Actual results may differ materially from those set forth in this document due to the risks and uncertainties inherent in CancerVax’s business including, without limitation, statements about: the potential for its product candidates to result in marketable products; difficulties or delays in research, development, testing, obtaining regulatory approval, producing and marketing its technologies and product candidates; unexpected adverse side effects or inadequate therapeutic efficacy of its product candidates that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for its product candidates; its ability to meet product candidate development objectives; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations; its ability to attract and retain experienced scientists and management; its ability to obtain the U.S. government approvals necessary to license, test and commercialize, three specific active immunotherapeutic agents that target the epidermal growth factor, or EGF, signal transduction pathways; difficulties in remaining in compliance with the terms and conditions contained in its U.S. government authorizations to enter into such licensing agreements; and other risks detailed in risks detailed in CancerVax’s Securities and Exchange Commission filings, including CancerVax’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and CancerVax undertakes no obligation to revise or update this document to reflect events or circumstances after the date hereof.

© 2004 Copyright – CancerVax Corporation. All rights reserved. CancerVax® is a registered trademark of CancerVax Corporation, Carlsbad CA 92008.

Contact Information:
Media Relations Contact:	Business Development Contact:	Investor Relations Contact
Julie Ames	Martin Mattingly, Pharm.D.	Vince Reardon
Director, Corporate Communications	EVP, Marketing and Business Development	Senior Director, Investor Relations
760.494.4200	760.494.4200	760.494.4850
	bizdev@cancervax.com	ir@cancervax.com

June 3, 2004

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